EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
TurboWorx, Inc.


We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated April 15, 2005, except as to the stockholder loans captioned within Note 5 which is as of May 6, 2005, on our audits of the consolidated financial statements of TurboWorx, Inc. for the years ended December 31, 2004, 2003 and 2002.


                                     /s/ Miller Ellin and Company LLP
                                     --------------------------------
                                     Miller Ellin and Company LLP

New York, New York
June 6, 2005